Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

EZENIA! INC. Announces 2011 First Quarter Financial Results

Nashua, N.H., May 13, 2011 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today reported its financial results for the first quarter ended March 31, 2011.

For the first quarter of 2011, the Company generated revenue of approximately $676,000, a 4% decline from approximately $703,000 for the first quarter of 2010.  Gross margin declined to approximately 64.6% this quarter from approximately 65.1% a year ago.  Loss from operations was approximately $792,000 or ($0.05) per share, as compared to approximately $751,000 in quarterly losses from operations, or ($0.05) per share, a year ago.  Loss from operations, excluding stock option expenses and depreciation, was approximately $702,000 or ($0.04) per share, as compared to approximately $587,000 in quarterly losses from operations, or ($0.04) per share, a year ago.  Net quarterly loss was approximately $784,000 or ($0.05) per share, as compared to a net loss of approximately $743,000, or ($0.05) per share, from the prior year.

Operating expenses remained basically flat at approximately $1.2 million for the three months ended March 31, 2011 and for the same period in 2010.  Operating expenses, excluding stock option expenses and depreciation, increased to approximately $1.14 million from approximately $1.05 million for the same period in 2010.

At March 31, 2011, the Company had cash and cash equivalents of approximately $1.0 million as compared to cash and cash equivalents of approximately $1.8 million at December 31, 2010. In response to the Company’s current financial condition and liquidity concerns, the Company has undergone a cost-cutting exercise including reduction of the Company’s workforce from 25 to 13 in March 2011, as well as other general and administrative expenses.  The Company will need to rely upon renewal orders and the generation of new sales orders, in addition to cash on hand, to fund operations for the next several months.  The Company is also currently reviewing all of its options for the longer term.

In the first quarter of 2011, existing customers renewed their licenses at an overall 80% renewal rate. Deferred revenue has continued to grow and was at $2.2 million as of March 31, 2011, an increase of approximately $500,000 from December 31, 2010 and $400,000 from March 31, 2010.  In addition, the Company continues to build upon its solution and support to the Air Force and the intelligence community, yielding a committed backlog pipeline of approximately $430,000, which is not included in deferred revenue.

-more-

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of secure real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to government and commercial enterprises.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process in a secure environment.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s website, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and renewal orders and the impact thereof, launch of new products or product capabilities, pipeline of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, such as the Company’s liquidity concerns and history of operating losses, the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its proprietary technology, customer acceptance of InfoWorkSpace and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

Notice Regarding Non-GAAP Financial Information

Ezenia! provides non-GAAP loss from operations and operating expenses as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Ezenia! believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the Company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the Company’s GAAP financial results is included in the tables below.

	Three Months Ended March 31, (In Thousands)
	2011	2010

Operating expenses (GAAP)	$1,229	$1,209
Less: stock option expense
research and development	(16)	(10)
sales and marketing	(14)	(18)
general and administrative	(50)	(102)
Less: depreciation	(10)	(34)

Adjusted operating expenses (non-GAAP)	$1,139	$1,045

The table below presents a reconciliation of loss from operations to adjusted loss from operations:

	Three Months Ended
	March 31, (In Thousands)
	2011	2010

Loss from operations (GAAP)	$(792)	$(751)
Add: stock option expense	80	130
Add: depreciation	10	34

Adjusted loss from operations (non-GAAP)	$(702)	$(587)

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,018	$1,759
Marketable securities	206	199
Accounts receivable	829	374
Prepaid software licenses, net	543	629
Prepaid expenses and other current assets	79	128
Total current assets	2,675	3,089

Deposits	29	29
Capitalized software, net	98	109
Prepaid software licenses, net of reserve and current portion	389	396
Equipment and improvements, net	53	62
Total assets	$3,244	$3,685

Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$258	$274
Accrued expenses	509	761
Accrued employee compensation and benefits	314	238
Accrued restructuring	45	86
Current portion of deferred revenue	1,809	1,226
Total current liabilities	2,935	2,585

Deferred revenue, net of current portion	401	488

Total liabilities	3,336	3,073

Stockholders’ (deficit) equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 16,362,589 issued and 15,601,601 outstanding at March 31, 2011 and December 31, 2010	163	163
Capital in excess of par value	67,098	67,018
Accumulated deficit	(64,408)	(63,624)
Treasury stock at cost, 759,537 shares	(2,945)	(2,945)

Total stockholders’ (deficit) equity	(92)	612
Total liabilities and stockholders’ (deficit) equity	$3,244	$3,685

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues
Product revenues	$676	$703

Cost of revenues
Cost of product revenue	239	245

Gross profit	437	458

Operating expenses
General and administrative	479	597
Research and development	469	215
Sales and marketing	213	266
Occupancy and other facilities-related expenses	58	97
Depreciation	10	34
Total operating expenses	1,229	1,209

Loss from operations	(792)	(751)

Other income
Other income	7	4
Interest income	1	4

Total other income	8	8

Net loss	$(784)	$(743)

Basic and diluted loss per share:
Basic and diluted	$(0.05)	$(0.05)
Weighted average common shares:
Basic and diluted	15,601,601	14,658,217